Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of SandRidge Mississippian Trust I and Form S-3 of SandRidge Energy, Inc. of our report dated January 5, 2011 relating to the statements of revenues and direct operating expenses of the SandRidge Mississippian Formation Underlying Properties and of our report dated January 5, 2011 relating to the statement of assets and trust corpus of SandRidge Mississippian Trust I, both of which appear in such Registration Statement.

We also hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of SandRidge Mississippian Trust I and Form S-3 of SandRidge Energy, Inc. of our report dated March 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in SandRidge Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 9, 2011